UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 4, 2024

CATALYST PHARMACEUTICALS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-33057	76-0837053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

355 Alhambra Circle
Suite 801
Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 420-3200

Not Applicable

Former Name or Former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Exchange on Which Registered	Ticker Symbol
Common Stock, par value $0.001 per share	NASDAQ Capital Market	CPRX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On January 4, 2024, Catalyst Pharmaceuticals, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with BofA Securities, Inc. and Citigroup Global Markets, Inc., as representatives of the underwriters named in Schedule A to the Underwriting Agreement (collectively, the “Underwriters”), relating to the public offering, issuance and sale (the “Offering”) by the Company of 10,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), at a public offering price of $15.00 per share, less underwriting discounts, pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-274427) and a related prospectus supplement filed with the Securities and Exchange Commission. Pursuant to the Underwriting Agreement, the Company also granted the Underwriters the right to purchase an additional 1,500,000 Shares within 30 days of January 4, 2024 at the public offering price, less underwriting discounts.

The Company expects the offering to close on January 9, 2024, subject to the satisfaction of customary closing conditions. The net proceeds to the Company are expected to be approximately $140.1 million, after deducting underwriting discounts and estimated offering expenses payable by the Company, or approximately $161.3 million if the Underwriters exercise their option to purchase additional Shares in full. The Company intends to use the net proceeds of the Offering (i) to fund the potential acquisition of new product candidates, and (ii) for general corporate purposes.

The underwriting agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including with respect to liabilities under the Securities Act of 1933, as amended, as well as customary termination provisions. In addition, subject to certain exceptions, the Company and its officers and directors have agreed not to offer, sell, transfer or otherwise dispose of any Shares during the 90-day period following the date of the prospectus supplement.

The foregoing is only a brief description of the material terms of the Underwriting Agreement and does not purport to be a complete description of the rights and obligations of the parties hereunder and is qualified in its entirety by reference to the Underwriting Agreement, which is filed hereto as Exhibit 1.1 and incorporated by reference herein.

Akerman LLP, counsel to the Company, has issued an opinion to the Company, dated January 4, 2024, regarding the Shares to be sold in the Offering. The opinion, including the related consent, is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure

On January 4, 2024, the Company issued a press release announcing the commencement of the Offering. On January 5, 2024, the Company issued a press release announcing the specific terms and conditions of the Offering. Each of these press releases are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

In accordance with General Instruction B.2. of Form 8-K, the information contained or incorporated in this Item 7.01, including the press releases furnished herewith as Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement dated January 4, 2024, between Catalyst Pharmaceuticals, Inc. and BofA Securities, Inc. and Citigroup Global Markets, Inc., as representatives of the underwriters named in Schedule I thereto.

5.1	Opinion of Akerman LLP.

23.1	Consent of Akerman LLP (included in Exhibit 5.1).

99.1	Press release issued by the Company on January 4, 2024.

99.2	Press release issued by the Company on January 5, 2024.

104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Catalyst Pharmaceuticals, Inc.

By:	/s/ Richard J. Daly
Richard J. Daly
President and CEO

Dated: January 5, 2024

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